[LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]


April 10, 2000



Kaneb Services, Inc.
2435 N. Central Expressway
Suite 700
Richardson, Texas 75080

Gentlemen:

          We have acted as counsel for Kaneb Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of 450,000 shares of the Company's common stock, no par value (the "Shares"), issuable by the Company upon exercise of stock options granted pursuant to two Stock Option Agreements, each dated June 23, 1992, between the Company and John R. Barnes, as amended by letters dated April 22, 1996 (the AAmendments@).

          In connection therewith, we have examined the Registration Statement, the Agreements, the Amendments, originals or copies certified or otherwise identified to our satisfaction of the Restated Certificate of Incorporation of the Company, as amended, the bylaws of the Company and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

          We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

          Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, upon issuance thereof in accordance with the Plan, will be duly and validly issued, fully paid and nonassessable.

          The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Delaware and the federal laws of the United States of America, to the extent applicable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          Fulbright & Jaworski L.L.P.